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                                   EXHIBIT 10

                               MATERIAL CONTRACTS





















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                                                                    Exhibit 10.1

                                    AGREEMENT

          This AGREEMENT is made and entered into this 12th day of April, 1990, by and between The Delaware County Bank (the "Bank"), an Ohio-chartered, FDIC-insured nonmember bank with its main office at 41 North Sandusky Street, Delaware, Ohio, and Larry E. Westbrook (the "Executive"). Any reference to "FDIC" herein shall mean the Federal Deposit Insurance Corporation. Any reference to "Superintendent" herein shall mean the Ohio Superintendent of Banks.

          WHEREAS, the Executive has heretofore served in the position of Vice President of Operations Division of the Bank;

          NOW THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

          1.  TERM OF AGREEMENT.

          The term of this Agreement shall be for a period of one (1) year commencing January 1, 1990 (hereafter referred to as the "Anniversary Date"). Commencing on the first Anniversary Date of this Agreement, and continuing at each Anniversary Date thereafter, the Agreement shall automatically renew for one (1) year unless written notice is provided to the Executive, at least ten
(10) days and not more than twenty (20) days prior to such Anniversary Date of the Bank's election not to permit the automatic extension. Reference herein to the term of this


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Agreement shall refer both to such initial term and such extended terms. Unless sooner terminated as set forth herein, this contract shall terminate when the Executive reaches age sixty-five (65).

          2.  TERMINATION FOR CAUSE.

              (a) The Employee shall have no right to receive severance or other benefits under this Agreement for any period after the date of termination for Cause. For purposes of this Agreement, termination for "Cause" shall mean only the following events:

                    (i)    personal dishonesty;

                    (ii)   incompetence;

                    (iii)  material breach of any provision of
                           this Agreement;

                    (iv)   breach of a fiduciary duty involving
                           personal gain of profit;

                    (v)    intentional failure to perform stated
                           duties;

                    (vi)   a material breach of the reasonable
                           policies and procedures for the
                           operation of the Bank provided to the
                           Executive by formal action of the
                           Bank's Board of Directors;

                    (vii) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or

                    (viii) willful misconduct.

              (b)   (i)      For purposes of Paragraph 2(a)(ii), "incompetence"
shall mean the Executive's inability to perform his duties hereunder due to insufficient knowledge or skills.



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When determining incompetence, the Board of Directors shall, among other things, consider the Bank's CAMEL rating relative to the Ohio banking industry and measure the Executive's acts and omissions against standards then prevailing in the Ohio banking industry.

               (ii) For purposes of Paragraph 2(a)(vii) and 2(a)(viii), no act, or failure to act, on the Executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank.

               (iii) For purposes of Paragraph 2(a)(vii), a cease-and-desist order shall not become final until exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.

           3.  VOLUNTARY TERMINATION OF AGREEMENT.

           This Agreement may be terminated by the Executive at any time upon ninety (90) days' written notice to the Bank or upon such shorter period as may be agreed upon between the Executive and the Board of Directors of the Bank.

           4.  GOVERNMENTAL TERMINATION OF AGREEMENT.

               (a) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e) of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1818(e), or Section 1127.06 of the Ohio Revised Code, 11 O.R.C. Section 1127.06, all obligations of the Bank under this Agreement shall terminate, as



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of the effective date of the order.

          (b) If the Bank is declared insolvent by the Superintendent (defined with reference to Section 1103.04 of the Ohio Revised Code, 11 O.R.C.
Section 1103.04), all obligations under this Agreement shall terminate, but this provision shall not affect any vested rights of the parties.

          (c) All obligations under this Agreement may be terminated by the FDIC at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(c). Any rights of the parties that have already vested, however, shall not be affected by such action.

     5.   CHANGE OF CONTROL

          (a) If, during the term of this Agreement, there is a Change in Control of the Bank, the Executive shall be entitled to termination or severance payment in the event the Executive's employment is involuntarily terminated, in connection with or within one (1) year after the Change in Control, other than for Cause or pursuant to Paragraphs 3 or 4. This payment shall also be made in the case of the Executive's voluntary termination of employment for Good Reason (as defined in Paragraph 6) in connection with, or within one (1) year after, a Change in Control of the Bank. Such voluntary termination of employment for Good Reason in connection with, or within one (1) year after, a Change in Control of the Bank shall not constitute a termination for Cause. The amount of this severance payment
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shall be the benefits specified in Paragraph 7 of this Agreement.

          (b) For purposes of this Agreement, a "Change in Control of the Bank" shall mean:

                   (i) the acquisition by a person or persons acting in concert of the power to vote ten percent (10%) or more of a class of the Bank's voting securities or the acquisition by a person of the power to direct the Bank's management or policies if the Board of Directors of the Bank or the FDIC has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Bank (with control defined by reference to the FDIC's Change in Control Regulation, 12 C.F.R.S
                              Section 303.4); provided, however, that an acquisition of all of the Bank's voting securities incident to a reorganization involving a bank holding company formation initiated and approved by the Bank's Board of Directors will not be considered a "Change in Control of the Bank;" or

                   (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors in office at the beginning of the period.

The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

          (c) Upon the Executive's termination of employment arising under this Paragraph 5 within one (1) year



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after the occurrence of a Change in Control of the Bank, the Bank will cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's employment by another employer or twelve (12) months from such termination.

        6.    GOOD REASON.

        For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subparagraphs (a) through (e) hereof without the Executive's express written consent; provided the Executive's right to terminate his employment pursuant to this Paragraph 6 shall not be affected by his incapacity due to physical or mental illness:

               (a) A change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgement, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgement, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint him to any of such positions, except in connection with the termination of his employment for (i) disability, (ii) Cause, (iii) pursuant to Paragraphs 3 or 4, (iv) as a result of his death or (v) by the Executive other than for Good Reason;


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               (b) A reduction by the Bank in the Executive's Base Salary as in effect on the date of a Change in Control of the Bank or as the same may be increased from time to time;

               (c) The relocation of the Bank's principal executive offices to a location outside a 30-mile radius of Delaware, Ohio, except for reasonably required travel on the Bank's business which is not materially greater than such travel requirements prior to the Change in Control;

               (d) The adverse and substantial alteration in the nature and quality of the office space within which the Executive performs his duties, including the size and location thereof, as well as the secretarial and administrative support provided to the Executive;

               (e) The failure by the Bank to continue to provide the Executive with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Bank which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change in Control.

       7.   TERMINATION BENEFITS.

       Upon the occurrence of a Change in Control, followed by the voluntary or involuntary termination of Executive's employment with the Bank other than for Cause or pursuant to Paragraph 3 or 4, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries,



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or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to one (1) time the average annual salary paid to Executive by the Bank during the five (5) previous years immediately preceding Executive's termination. The term salary shall refer to cash compensation for all services rendered to the Bank or any subsidiary in any fiscal year, as is or would be required to be reported pursuant to Section 402(a) of Regulation S-K, 17 C.F.R.
Section 229.402(a).

       8.   PAYMENT OF LEGAL FEES.

       All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, if the Executive is successful or as may be determined to be appropriate by any arbitrator's award based on the relative merits of the two parties.

       9.   NO ASSIGNMENTS.

       This Agreement is personal to each of the parties hereto and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

       10.  NOTICES

       All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

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          A.   If to the Bank, to:

               The Delaware County Bank
               41 North Sandusky Street
               Delaware, OH  43015
               Attention:  President

          B.   If to the Executive, to:

               Larry E. Westbrook
               350 North Sandusky Street
               Delaware, Ohio  43015

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

          11.  AMENDMENTS.

          No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

          12.  PARAGRAPH HEADINGS.

          The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          13.  SEVERABILITY.

          The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          14.  GOVERNING LAW.

          This Agreement shall, except to the extent that federal law (including any law, rule, or regulation of the FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.
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          15. ARBITRATION.

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year hereinabove written.

                                        THE DELAWARE COUNTY BANK


                                        By: /s/ John S. Kreighbaum
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                                           John S. Kreighbaum

                                        And: /s/ Larry E. Westbrook
                                            ---------------------------------
                                            Larry E. Westbrook


                                             /s/ Larry E. Westbrook
                                            ---------------------------------
                                            (the "Executive")